UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

February 18,  2016
Date of Report (Date of earliest event reported)

BRUSHY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-1554970	45-5634053
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

300 E. Sonterra Blvd., Suite 1220
 San Antonio, Texas 78248
(Address of principal executive offices) (Zip Code)

(210) 999-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2016, the Company, ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank (the “Lender”) entered into the First Amendment (the “Amendment”) to the Forbearance Agreement entered into on November 24, 2015 (the “Forbearance Agreement”).

Pursuant to the terms of the Forbearance Agreement, if certain defaults under the Credit Agreement, dated June 27, 2013, between the Company and Lender (the “Credit Agreement”), were not cured by January 31, 2016 (the “Forbearance Expiration Date”), which was subsequently extended until February 15, 2016, the Lender would be entitled to payment in full of all outstanding principal and accrued interest due under the note to the Credit Agreement on the Forbearance Expiration Date.

Pursuant to the Amendment, the Lender agreed to extend the Forbearance Expiration Date until February 26, 2016 upon (i) payment of $239,243.98, such payment representing a forbearance restructuring fee, default interest, attorney’s and professional fees, and (ii) payment of a $250,000 delinquency charge with respect to the past due principal amount of the note payable upon the earlier to occur of the closing of Lilis Energy, Inc.’s purchase of the note (including all the Lender’s liens) or the Forbearance Expiration Date.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)

The following exhibit is furnished as part of this report:

Exhibit Number	Exhibit Description

10.1
First Amendment to Forbearance Agreement, dated February 18, 2016, by and among Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUSHY RESOURCES, INC.

By:	/s/ Michael J. Pawelek
Michael J. Pawelek
Chief Executive Officer

Date:  February 24, 2016

Exhibit Index

Exhibit Number	Exhibit Description

10.1
First Amendment to Forbearance Agreement, dated February 18, 2016, by and among Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank.